UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to Rule 14(a)-12

NATIONAL HOLDINGS CORPORATION
(Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

 The following is a slide presentation that National Holdings Corporation (“National,” “we, or our”) will present at the 15th Annual B. Riley & Co. Investor Conference on Wednesday, May 21, 2014.

Important Additional Information

National, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with National’s 2014 Annual Meeting of Stockholders. National intends to file a definitive proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with such solicitation. NATIONAL’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of National’s directors and executive officers and their respective interests in National by security holdings or otherwise is set forth in National’s Preliminary Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on March 12, 2014. To the extent holdings of such participants in National’s securities have changed since the amounts described in National’s Preliminary Proxy Statement for the 2014 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in National’s Annual Report on Form 10-K for the year ended September 30, 2013, filed with the SEC on December 27, 2013 and in National’s Quarterly Reports on Form 10-Q for the two quarters of the fiscal year ended September 30, 2014 filed with the SEC on February 14, 2014 and April 14, 2014, respectively. Information regarding National’s directors and executive officers who may, under rules of the SEC, be considered participants in the solicitation of proxies for the 2014 Annual Meeting of Stockholders, including their respective interests by security holdings or otherwise, also will be set forth in the Definitive Proxy Statement for National’s 2014 Annual Meeting of Stockholders when it is filed with the SEC.

Forward Looking Statements

This communication provides cautionary statements. All statements that express or involve discussions as to: expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, identified through the use of words or phrases such as we or our management believes, expects, anticipates or hopes and words or phrases such as will result, are expected to, will continue, is anticipated, estimated, projection and outlook, and words of similar import) are not statements of historical facts and may be forward-looking. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties including, but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed in the documents filed by National with the SEC. Many of these factors are beyond our control. Actual results could differ materially from the forward-looking statements we make in this communication or in other documents that reference this communication. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this communication or other documents that reference this communication will, in fact, occur.

These forward-looking statements involve estimates, assumptions and uncertainties, and, accordingly, actual results could differ materially from those expressed in the forward-looking statements. These uncertainties include, among others, the following: (i) the inability of our broker-dealer operations to operate profitably in the face of intense competition from larger full service and discount brokers; (ii) a general decrease in merger and acquisition activities and our potential inability to receive success fees as a result of transactions not being completed; (iii) increased competition from business development portals; (iv) technological changes; (v) our potential inability to implement our growth strategy through acquisitions or joint ventures; and (vi) our potential inability to secure additional debt or equity financing.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time and it is not possible for our management to predict all of such factors, nor can our management assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.